UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2008

State Street Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 786-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

On October 13, 2008, State Street Corporation entered into a Major Financial Institution Participation Commitment in connection with actions taken by the U.S. government designed to protect the U.S. economy, strengthen public confidence in our financial institutions and foster the robust functioning of our credit markets. Under the Commitment, State Street agreed to:

•	Issue senior preferred shares in the amount of $2 billion to the United States Department of the Treasury under the terms and conditions of the TARP Capital Purchase Program.

•

Participate in the Federal Deposit Insurance Corporation program guaranteeing new issues of eligible senior liabilities by banks and bank holding companies and transaction accounts, as announced October 14, 2008, under the systemic risk exemption invoked by the FDIC, the Treasury and the Board of Governors of the Federal Reserve System.

•	Expand the flow of credit to U.S. consumers and businesses on competitive terms to promote the sustained growth and vitality of the U.S. economy.

•	Continue to work diligently, under existing programs, to modify the terms of residential mortgages as appropriate to strengthen the health of the U.S. housing market.

In connection with its participation in the TARP Capital Purchase Program, State Street will issue to the Treasury for cash consideration of $2 billion (1) two million senior preferred shares, $1,000 liquidation preference per share, and (2) warrants to purchase a number of shares of common stock with an aggregate market price equal to $300 million. For these purposes, the market price of State Street’s common stock will be determined based upon a 20-trading day trailing average at the time of issuance.

The senior preferred shares will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter. The senior preferred shares will be non-voting, other than class voting rights on certain matters that could adversely affect the shares. The senior preferred shares may be redeemed by State Street at par after three years. Prior to the end of three years, the senior preferred shares may only be redeemed by State Street with the proceeds from a qualifying equity offering of any Tier 1 perpetual preferred or common stock for cash. Until the third anniversary of the issuance, or such earlier time as the senior preferred stock has been redeemed or transferred by the Treasury, State Street will not, without the Treasury’s consent, be able to increase its dividend rate per share of common stock or repurchase its common stock. The warrants will be immediately exercisable, have a 10-year term and have an exercise price, subject to anti-dilution adjustments, equal to the market price of State Street’s common stock at the time of issuance, calculated on a 20-trading day trailing average. The Treasury will agree not to exercise voting power with respect to any shares of common stock issued upon exercise of the warrants. If State Street receives aggregate gross cash proceeds of not less than $2 billion from one or more qualifying equity offerings of Tier 1 perpetual preferred or common stock on or prior to December 31, 2009, the number of shares of common stock underlying the warrants then held by the Treasury will be reduced by one half of the original number of shares, taking into account all adjustments, underlying the warrants.

State Street will issue the senior preferred shares and the warrants in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and will file a shelf registration statement covering the senior preferred shares, the warrants and the common stock underlying the warrants as promptly as practical after the issuance. The Treasury will also receive piggyback registration rights with respect to the senior preferred shares, the warrants and the common stock underlying the warrants. Neither the senior preferred shares nor the warrants will be subject to any contractual restrictions on transfer, except that the Treasury may only transfer or exercise an aggregate of one-half of the warrants prior to the earlier of the redemption of 100% of the senior preferred shares and December 31, 2009.

As a condition to closing the issuance of the senior preferred shares and warrants, State Street will modify or terminate all benefit plans, arrangements and agreements, including golden parachute agreements, to the extent necessary to be in compliance with, and following the closing and for so long as the Treasury holds any State Street securities, State Street will agree to be bound by, the executive compensation and corporate governance requirements of Section 111 of the Emergency Economic Stability Act of 2008 and any applicable guidance or regulations issued by the Secretary of the Treasury on or prior to the date of the issuance. The applicable executive compensation requirements will apply to the compensation of State Street’s chief executive officer, chief financial officer and three other most highly compensated executive officers.

A summary of the terms of the senior preferred shares and warrants is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. The description in this Item 1.01 of the terms of the issuance of senior preferred shares and warrants is qualified in its entirety by reference to the summary of terms filed as Exhibit 10.1.

State Street is registered with the Federal Reserve Board as a bank holding company. State Street Bank and Trust Company, a wholly owned subsidiary of State Street, is a member of the Federal Reserve System and the FDIC. The Federal Reserve Board is the primary federal banking agency responsible for regulating State Street and its subsidiaries, including State Street Bank.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information concerning executive compensation set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02. State Street’s Chairman and Chief Executive Officer is Ronald E. Logue and its Executive Vice

President and Chief Financial Officer is Edward J. Resch. State Street has not yet determined the compensation for its executive officers for 2008. Its three other most highly compensated executive officers in 2007, other than Mr. Logue and Mr. Resch, were Joseph L. Hooley, President and Chief Operating Officer, Joseph C. Antonellis, Vice Chairman, and James S. Phalen, Executive Vice President.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Separately, on October 16, 2008, State Street Corporation’s Board of Directors amended and restated the company’s by-laws. Article I, Section 7 (relating to notice of shareholder business and nomination of directors) was amended to: (a) expand the information that must be provided in a shareholders notice of proposed business or a nomination to include, among other things, information about derivatives, hedged positions and other economic and voting interests, information about any agreements the proponent may have with others in connection with the proposed business or nomination, and the exact text of any proposal; and (b) clarify the scope of the advance notice provisions and the authority of the chairman of the meeting in determining whether business or nominations have been brought in accordance with the by-law requirements. Article I, Section 2 (relating to special meetings of stockholders) was amended to require shareholders calling a special meeting to provide similar information to that required by the advance notice by-law.

A copy of the amended and restated by-laws is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference. The copy is marked to show changes from the prior by-laws. The description in this Item 5.03 of the amendments to the by-laws is qualified in its entirety by reference to the amended and restated by-laws filed as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated By-Laws dated October 16, 2008.

10.1	TARP Capital Purchase Program Senior Preferred Stock and Warrants Summary of Senior Preferred Terms (Public Company Version).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By:	/s/ David C. Phelan
Name: Title:	David C. Phelan Executive Vice President and General Counsel

Date: October 17, 2008

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws dated October 16, 2008.

10.1	TARP Capital Purchase Program Senior Preferred Stock and Warrants Summary of Senior Preferred Terms (Public Company Version).